Exhibit 99.1

Press Release

Five Oaks Investment Corp. Announces
Pricing of Additional Shares of Common Stock

NEW YORK, June 16, 2017 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) (the "Company") today announced that it has priced an underwritten public offering of 4,000,000 shares of its Common Stock (the "Common Stock") at $4.60 per share.

In connection with the offering, the Company has granted the underwriters an option for 30 days to purchase up to an additional 15%, or 600,000 shares of the Common Stock. The Common Stock is listed on the NYSE under the symbol "OAKS."

The Company intends to use the net proceeds from the offering to purchase agency RMBS, which are residential mortgage-backed securities, for which a U.S. Government agency such as Ginnie Mae or a federally chartered corporation such as Fannie Mae or Freddie Mac, guarantees payments of principal and interest of the securities and for working capital and other general purposes.

JMP Securities LLC is acting as book-running manager for the offering; Ladenburg Thalmann is acting as lead manager for the offering. The underwriters may offer the shares to purchasers in one or more transactions directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The offering is expected to close subject to customary closing conditions on June 21, 2017.

A shelf registration statement (File No. 333-215234) relating to the securities being offered has been filed with and declared effective by the Securities and Exchange Commission (the "SEC"). This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful before registration or qualification thereof under the securities laws of any such state or jurisdiction.

The offering of the Common Stock is being made only by means of a preliminary prospectus supplement which was filed by the Company with the SEC, and the accompanying base prospectus, which was filed as part of the Company's effective shelf registration statement. Copies of the preliminary prospectus supplement, together with the accompanying base prospectus, and the final prospectus supplement, when available, can be obtained at the SEC's website at http://www.sec.gov, from JMP Securities LLC, 600 Montgomery Street, 10th Floor, San Francisco, CA 94111, Attn: Prospectus Department, telephone: (415) 835-8985 or from Ladenburg Thalmann & Co. Inc., 570 Lexington Ave., 11th Floor, New York, NY 10022, by email at prospectus@ladenburg.com.

About Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS") and mortgage servicing rights. The Company's objective remains to deliver attractive cash flow returns over time to its investors, primarily through dividends and secondarily through capital appreciation. Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the Company's ability to complete this securities offering and the Company's anticipated use of the net proceeds of this securities offering, among others, may be forward-looking. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073